Exhibit 99.1

GXS Reports Third Quarter 2011 Financial Results

Gaithersburg, MD — November 14, 2011 — GXS, a leading integration services provider, today announced its financial results for the quarter ended September 30, 2011.

FINANCIAL HIGHLIGHTS FROM THE QUARTER

•	Q3 Total Revenue: $122.7 million, up 8% versus 3Q10

•	Q3 Managed Services Revenue: $39.3 million, up 28% versus 3Q10

•	Q3 Adjusted EBITDA: $41.3 million, up 8% versus 3Q10

•	Q3 Net Income: Break-even as compared to a net loss of $3.0 million in 3Q10

•	Q3 Minimum Contracted Value (MCV): $44.7 million, up 11% versus 3Q10 – a record quarter for GXS

•	Exceeded the high end of revenue and Adjusted EBITDA guidance for 3Q11 and increased FY11 Total Revenue and MCV guidance while tightening the range of guidance for FY11 Adjusted EBITDA

BUSINESS HIGHLIGHTS FROM THE QUARTER

•
GXS held its seventh annual Integration Customer Forum with a record customer attendance, and featured presentations from Bank of America, Bank of Montreal, Dell, Dr. Pepper Snapple Group, Mars, Ralph Lauren and Under Armour

•	GXS was ranked 73rd in the 2011 Information Week 500, ranked 3rd among all IT Vendors

•	GXS Active Invoices with Compliance solution was certified by one of the Big Four accounting services firms to provide electronic invoice validation and presentation for 30 countries

•	GXS’s new Data Quality and Compliance service was selected by one of the largest discount retailers in the United States to improve its shipment processes

•	GXS BizManager integration software was launched globally, enabling GXS to offer a B2B Gateway workhorse worldwide

•	GXS RollStream continued to gain market traction by winning the largest deal since its founding with a major financial services firm

“Our business in the third quarter continued to strengthen as demonstrated by year-over-year revenue growth and new business bookings,” commented Bob Segert, GXS President and Chief Executive Officer. “During the quarter, 39 new strategic B2B projects went “live” on GXS Trading Grid®, including ten from new customer logos. This is in addition to the thousands of retailers, suppliers, carriers, and banks that subscribe to our services and establish new trading relationships every day. We believe our results and new sales momentum continue to validate our long-term vision that Integration Belongs in the CloudSM.”

FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2011

Revenue

Total revenues for 3Q11 were $122.7 million, up 8% as compared to $114.1 million in 3Q10. Managed Services revenues were $39.3 million in 3Q11, up 28% as compared to $30.8 million in 3Q10. Messaging Services revenues were $58.7 million in 3Q11, down slightly in comparison to $58.8 million in 3Q10. B2B Software and Services, Data Synchronization, and Custom Outsourcing revenues were $24.7 million in aggregate for 3Q11, up 1% as compared to $24.5 million in 3Q10.

Our total revenues for 3Q11 and 3Q10 have been negatively impacted by the write-down of certain deferred revenue from RollStream, Inc. (“RollStream”) in relation to the acquisition of RollStream on March 28, 2011 and from Inovis International, Inc. (“Inovis”) in relation to the acquisition of Inovis on June 2, 2010, in accordance with Generally Accepted Accounting Principles (GAAP). These amounts totaled $0.1 million (predominantly related to RollStream) and $1.4 million (solely related to Inovis) in 3Q11 and 3Q10, respectively. Adjusting for such write-downs, pro forma total revenues for 3Q11 were $122.8 million, up 6% as compared to $115.6 million in 3Q10. Pro forma Managed Services revenues were $39.4 million in 3Q11, up 27% as compared to $31.0 million in 3Q10. Pro forma Messaging Services revenues were $58.7 million in 3Q11, down 1% as compared to $59.1 million in 3Q10. Pro forma aggregate B2B Software and Services, Data Synchronization, and Custom Outsourcing revenues were $24.7 million in 3Q11, down 3% as compared to $25.4 million in 3Q10.

	As Reported			Pro Forma
	Third Quarter			Third Quarter
	2011	2010	% change	2011	2010	% change
(in $ millions)
Revenues
Managed Services	$39.3	$30.8	28%	$39.4	$31.0	27%
Messaging Services	$58.7	$58.8	0%	$58.7	$59.1	-1%
B2B Software and Services, Data Synchronization, and Custom Outsourcing	$24.7	$24.5	1%	$24.7	$25.4	-3%
Total Revenues	$122.7	$114.1	8%	$122.8	$115.6	6%

Note: Some calculations may differ due to rounding

Expenses and Net Income (Loss)

Cost of revenues, sales and marketing, and general and administrative expenses for 3Q11 were $96.7 million, as compared to $93.7 million in 3Q10. Restructuring charges, merger and acquisition fees, and loss on disposition of assets were $0.8 million in 3Q11, as compared to $1.3 million in 3Q10. Operating income in 3Q11 was $25.2 million, as compared to $19.2 million in 3Q10, and was $25.3 million and $20.6 million on a pro forma basis in the same periods, respectively. Net interest expense and net other income (expense) was ($23.9) million for 3Q11, as compared to ($20.5) million in 3Q10, resulting in income (loss) before income taxes of $1.3 million and ($1.3) million in 3Q11 and 3Q10, respectively, and $1.4 million and $0.1 million on a pro forma basis in the same periods, respectively. Net income (loss) was $0.0 million (slightly positive) in 3Q11 after $1.3 million in income tax expense, as compared to ($3.0) million in 3Q10 after $1.7 million in income tax expense, and was $0.1 million and ($1.6) million on a pro forma basis in the same periods, respectively.

	As Reported			Pro Forma
	Third Quarter			Third Quarter
	2011		2010	2011		2010
(in $ millions)
Expenses
Cost of revenues		$64.4	$63.6		$64.4	$63.6
Sales and marketing		$17.0	$14.7		$17.0	$14.7
General and administrative		$15.3	$15.4		$15.3	$15.4
Restructuring charges		$0.7	$1.8		$0.7	$1.8
Merger and acquisition fees		$0.1	$(0.5)		$0.1	$(0.5)
Loss on disposition of assets		$0.0	$0.0		$0.0	$0.0
Total expenses		$97.5	$95.0		$97.5	$95.0

Operating income		$25.2	$19.2		$25.3	$20.6

Other income (expense)
Interest expense, net		$(21.1)	$(21.9)		$(21.1)	$(21.9)
Other income (expense), net	$	(2.8)	$1.4	$	(2.8)	$1.4
Other income (expense)		$(23.9)	$(20.5)		$(23.9)	$(20.5)

Income (loss) before income taxes		$1.3	$(1.3)		$1.4	$0.1
Income tax expense		$1.3	$1.7		$1.3	$1.7
Net income (loss)		$0.0	$(3.0)		$0.1	$(1.6)

Note: Some calculations may differ due to rounding

Adjusted EBITDA

Adjusted earnings before interest, taxes, depreciation and amortization, and certain other charges (“Adjusted EBITDA”, a non-GAAP measure) for 3Q11 was $41.3 million, as compared to $38.2 million in 3Q10.

Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its business and management team. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as (i) an alternative to net income, (ii) as a measure of operating income, or cash flows from operating, investing and financing activities, or (iii) as a measure of liquidity. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies. The table below reconciles net income to Adjusted EBITDA for the periods presented.

	As Reported		Pro Forma
	Third Quarter		Third Quarter
	2011	2010	2011	2010
(in $ millions)
Net income (loss)	$0.0	$(3.0)	$0.1	$(1.6)
Adjustments:
Income tax expense	$1.3	$1.7	$1.3	$1.7
Interest expense, net	$21.1	$21.9	$21.1	$21.9
Depreciation and amortization	$13.9	$14.7	$13.9	$14.7
Stock compensation expense	$0.3	$0.1	$0.3	$0.1
Other income (expense), net	$2.8	$(1.4)	$2.8	$(1.4)
Restructuring charges	$0.7	$1.8	$0.7	$1.8
Merger and acquisition fees	$0.1	$(0.5)	$0.1	$(0.5)
Integration costs (1)	$0.0	$0.5	$0.0	$0.5
Deferred income adjustment (2)	$0.1	$1.4	$0.0	$0.0
Management fees	$1.0	$1.0	$1.0	$1.0
Total adjustments	$41.2	$41.2	$41.2	$39.8
Adjusted EBITDA	$41.3	$38.2	$41.3	$38.2

(1) Integration costs represented certain incremental operating expenses associated with the integration of the Inovis business.
(2) Purchase accounting requires that deferred income of an acquired business be written-down to fair value of the underlying obligations plus associated margin at the date of acquisition.

Note: Some calculations may differ due to rounding

LIQUIDITY AND CAPITAL EXPENDITURES

Cash and cash equivalents totaled $25.2 million at the end of 3Q11, as compared to $15.1 million at the end of 2Q11. There were no borrowings outstanding under the revolving credit facility at the end of 3Q11 as compared to $16.0 million outstanding at the end of 2Q11. At the end of both 3Q11 and 2Q11, $11.7 million of the $50 million of revolving credit facility capacity was pledged as security for certain letters of credit. Therefore, total available cash liquidity, including cash and cash equivalents and total revolving credit facility capacity less outstanding borrowings and letters of credit secured by the revolving credit facility, was $63.5 million and $37.4 million at the end 3Q11 and 2Q11, respectively.

Capital expenditures (“CAPEX”) were $11.9 million in 3Q11, as compared to $7.4 million in 3Q10.

CUSTOMER ACQUISITION ACTIVITY

Total MCV for 3Q11 was $44.7 million, as compared to $40.2 million in 3Q10. Sales activity in 3Q11 continued to be focused predominantly on new Managed Services deals which represented 72% of total MCV in the quarter as compared to 76% in the same quarter last year.

MCV is the incremental future minimum committed revenue of new sales agreements signed in the current period by our customers. If the new contract signed is to replace an existing revenue stream, the MCV is adjusted to reflect only the incremental value from the sale. The MCV calculations are not reflected or recorded within the condensed consolidated financial statements. MCV is not a measure of financial condition or financial performance under U.S. GAAP and should not be considered as an alternative to deferred income or revenues, as a measure of financial condition or operating performance.

NEW AND REVISED FINANCIAL GUIDANCE

For 4Q11, revenues are expected to be in the range of $121 to $123 million and Adjusted EBITDA is expected to be in the range of $42 to $44 million. This would result in FY11 revenue of between $477 and $479 million, higher than prior guidance of $470 to $475 million, and FY11 Adjusted EBITDA of between $154 and $156 million, within the range of previous guidance for FY11 of $150 to $160 million. Guidance for CAPEX for FY11 is increased to $41 to $43 million from our prior guidance of $38 to $41 million based on expected CAPEX of $7 to $9 million in 4Q11, and MCV guidance for FY11 is increased to $165 to $170 million from $155 to $165 million based on expected MCV of $45 to $50 million in 4Q11. Achieving this guidance is subject to a number of risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission. As a result, there can be no assurance that such guidance can be achieved.

	Fourth Quarter 2011			Full Year 2011
(in $ millions)
Revenue	$ 121	to	$ 123	$ 477	to	$ 479
Adjusted EBITDA	$ 42	to	$ 44	$ 154	to	$ 156
CAPEX	$ 7	to	$ 9	$ 41	to	$ 43
MCV	$ 45	to	$ 50	$ 165	to	$ 170

Fourth Quarter and Full Year 2011 Adjusted EBITDA Guidance - Reconciliation to GAAP

($ millions)	Fourth Quarter 2011			Full Year 2011
Adjusted EBITDA	$ 42.00	to	$ 44.00	$ 154.00	to	$ 156.00
Income tax expense		($ 1.00)			($ 3.63)
Interest expense, net		($ 21.90)			($ 83.59)
Depreciation and amortization	($ 14.00)	to	($ 13.50)	($ 54.17)	to	($ 53.67)
Stock compensation expense		($ 0.30)			($ 1.09)
Other income, net		$ 0.00			($ 3.36)
Restructuring charges	($ 0.20)	to	($ 0.10)	($ 2.53)	to	($ 2.43)
Mergers & acquisition fees		$ 0.00			($ 0.23)
Integration costs (1)		$ 0.00			($ 0.15)
Deferred income adjustment (2)		$ 0.00			($ 1.35)
Management fees		($ 1.00)			($ 4.00)
Total adjustments	($ 38.40)	to	($ 37.80)	($ 154.10)	to	($ 153.50)
Net income (loss)	$ 3.60	to	$ 6.20	($ 0.09)	to	$ 2.50

(1) Integration costs represented certain incremental operating expenses associated with the integration of the Inovis business.
(2) Purchase accounting requires that deferred income of an acquired business be written-down to fair value of the underlying obligations plus associated margin at the date of acquisition.

EARNINGS CONFERENCE CALL

Bob Segert (President and Chief Executive Officer) and Gregg Clevenger (Executive Vice President and Chief Financial Officer) will conduct a call with GXS bondholders on Tuesday, November 15, 2011 at 1:00 PM U.S. Eastern Time. To access the call, please dial 877-269-6740, or outside the U.S. 816-650-0840, at least 10 minutes before the start of the call (when calling in, you’ll be asked for your name and the Conference ID Number) and use conference ID number 26286990. A replay will be available for one week beginning two hours after the call ends at 855-859-2056 or 404-537-3406.

ABOUT GXS

GXS is a leading integration services provider and operates the world’s largest integration cloud, GXS Trading Grid®. Our software and services help more than 400,000 businesses, including 75 percent of the Fortune 500 and 23 of the top 25 supply chains, extend their partner networks, automate receiving processes, manage electronic payments, and improve supply chain visibility. GXS Managed Services, our unique approach to improving B2B integration operations, combines GXS Trading Grid® with our process orchestration services and global team to manage a company’s multi-enterprise processes. Based in Gaithersburg, Maryland, GXS has direct operations in 20 countries, employing more than 2,300 professionals.  To learn more, see http://www.gxs.com, read our blog at http://blogs.gxs.com, follow us on Twitter at http://twitter.com/gxs and join us on LinkedIn at http://www.linkedin.com/company/gxs. You can also access our public filings with the Securities and Exchange Commission at http://www.sec.gov/edgar.shtml.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements." All statements, other than statements of historical facts, that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future, including the discussion under “New and Revised Financial Guidance”, are forward-looking statements. These forward-looking statements are affected by risks, uncertainties and assumptions, including but not limited to those set forth in the company's public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Accordingly, actual results or outcomes may differ materially from those expressed in the forward-looking statements. You should not place undue reliance on these statements and the company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances that may arise.

NON-GAAP MEASURES

This press release contains certain supplemental measures of performance that are not required by, or presented in accordance with, GAAP. Such measures should not be considered as alternatives to GAAP measures. It also contains certain “pro forma” financial information and results which adjust for the impact of write-downs in deferred revenue in relation to the Inovis and RollStream acquisitions, as discussed above. Such pro forma information is presented for informational purposes only, as an aid to understanding the company's financial results. This pro forma information is not prepared in accordance with GAAP and should not be considered a substitute for the historical financial information presented in accordance with GAAP. The pro forma financial information used by the company may be different from pro forma financial information used by other companies and is not necessarily indicative of future results. You should not place undue reliance on such information.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheet
(In thousands, except share and per share amounts)

	December 31, 2010	September 30, 2011
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,326	$25,190
Receivables, net	97,738	102,995
Prepaid expenses and other assets	26,643	30,689
Total current assets	140,707	158,874

Property and equipment, net	95,523	107,774
Goodwill	264,857	268,983
Intangible assets, net	141,357	125,753
Deferred financing costs	19,262	16,093
Other assets	16,730	20,216

Total Assets	$678,436	$697,693

Liabilities and Stockholder's Deficit
Current liabilities:
Borrowings under revolving credit facility	$8,000	$-
Trade payables	12,862	15,706
Deferred income	43,101	43,943
Accrued expenses and other current liabilities	60,275	77,832
Total current liabilities	124,238	137,481

Long-term debt	769,115	771,308
Deferred income tax liabilities	7,580	8,014
Other liabilities	43,912	47,621
Total liabilities	944,845	964,424

GXS Worldwide, Inc. stockholder's deficit:
Common stock $1.00 par value, 1,000 shares authorized, issued and outstanding	1	1
Additional paid-in capital	427,892	429,099
Accumulated deficit	(686,162)	(689,855)
Accumulated other comprehensive loss	(8,397)	(6,230)
Total GXS Worldwide, Inc. stockholder's deficit	(266,666)	(266,985)
Non-controlling interest	257	254
Total stockholder’s deficit	(266,409)	(266,731)

Total Liabilities and Stockholder’s Deficit	$678,436	$697,693

These statements should be read in conjunction with the Form 10-Q filed with the SEC on November 14, 2011.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2010	2011	2010	2011
Revenues	$114,138	$122,716	$296,473	$355,639

Costs and operating expenses:
Cost of revenues	63,567	64,394	158,030	190,883
Sales and marketing	14,658	17,049	39,206	48,632
General and administrative	15,445	15,303	41,248	49,592
Restructuring charges	1,824	709	2,891	2,328
Merger and acquisition fees	(512)	62	8,492	227
Loss on disposition of assets	––	––	1,724	––
Operating income	19,156	25,199	44,882	63,977

Other income (expense):
Interest expense, net	(21,879)	(21,109)	(64,688)	(61,689)
Other income (expense), net	1,395	(2,755)	(17)	(3,358)
Income (loss) before income taxes	(1,328)	1,335	(19,823)	(1,070)

Income tax expense (benefit)	1,674	1,295	(34,187)	2,626
Net income (loss)	(3,002)	40	14,364	(3,696)
Less: Net loss attributable to non-controlling interest	(7)	(35)	(57)	(3)
Net income (loss) attributable to GXS Worldwide, Inc.	$(2,995)	$75	$14,421	$(3,693)

These statements should be read in conjunction with the Form 10-Q filed with the SEC on November 14, 2011.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months ended September 30,
	2010	2011
Cash flows from operations:
Net income (loss)	$14,364	$(3,696)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	33,581	40,165
Deferred income taxes	736	(726)
Change in deferred tax asset valuation allowance resulting from business acquisition	(36,821)	––
Loss on disposition of assets	1,724	––
Amortization of deferred financing costs and debt discount	5,727	5,546
Unrealized gain on interest rate swap	(5,041)	(2,365)
Realized gain on interest rate swap	––	(2,318)
Stock compensation expense	212	787
Changes in operating assets and liabilities, net of effect of business acquisitions:
(Increase) decrease in receivables	9,065	(4,974)
Increase in prepaid expenses and other assets	(2,654)	(6,466)
Increase (decrease) in trade payables	(15,171)	306
Increase (decrease) in deferred income	(2,312)	320
Increase in accrued expenses and other liabilities	21,891	22,761
Other	(419)	2,837
Net cash provided by operating activities	24,882	52,177

Cash flows from investing activities:
Purchases of property and equipment (including capitalized interest)	(26,907)	(34,270)
Proceeds from sale of assets	400	––
Business acquisitions, net of cash acquired ($14,440 for nine months ended September 30, 2010; $4 for nine months ended September 30, 2011)	(220,005)	(1,125)
Decrease in restricted cash	227,580	––
Net cash used in investing activities	(18,932)	(35,395)

Cash flows from financing activities:
Borrowings under revolving credit facility	23,000	34,000
Repayments under revolving credit facility	(23,000)	(42,000)
Payment of financing costs	(831)	(2)
Net cash used in financing activities	(831)	(8,002)

Effect of exchange rate changes on cash	129	84

Increase in cash and cash equivalents	5,248	8,864
Cash and cash equivalents, beginning of year	25,549	16,326
Cash and cash equivalents, end of period	$30,797	$25,190

Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$44,065	$43,968
Cash paid for income taxes	$2,466	$2,215

	Nine Months ended September 30,
	2010	2011

Noncash investing and financing activities:
Management fees waived by Francisco Partners	$833	$––
Fair value of equity securities issued in business acquisitions	$68,805	$420

These statements should be read in conjunction with the Form 10-Q filed with the SEC on November 14, 2011.

INVESTOR RELATIONS CONTACT:
Gregg Clevenger
Executive Vice President and Chief Financial Officer
GXS Worldwide, Inc.
301-340-5188
gregg.clevenger@gxs.com